EXHIBIT 31.1
CERTIFICATION PURSUANT TO RULE 13A-14(A)/15D-14(A),
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Jeffrey H. Burbank, certify that:
1.	I have reviewed this Quarterly Report on Form 10-Q of NxStage Medical, Inc. for the period ended June 30, 2009 (this “report”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President and Chief Executive Officer

Date: October 19, 2009